UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 19, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective July 19, 2012, Norman Axelrod resigned from all of his positions with GNC Holdings, Inc. (the “Company”) and its subsidiaries. Prior to his resignation, Mr. Axelrod served as Chairperson (the “Chairperson”), a member of the Board of Directors of the Company (the “Board”) and a member of the Compensation Committee of the Board (the “Compensation Committee”). The Board accepted the resignation of Mr. Axelrod, and Mr. Axelrod’s resignation was not the result of any disagreement with the Company on any matter.

Election of Board Chairperson and Appointment of Lead Independent Director and Committee Member

Effective July 19, 2012, the Board elected Joseph Fortunato, the President and Chief Executive Officer of the Company, to serve as Chairperson of the Board. The Board has also appointed Michael Hines to serve as Lead Independent Director of the Board (the “Lead Independent Director”). Mr. Hines will receive a pro-rated annual cash retainer of $20,000 for his service as the Lead Independent Director.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.                                          Other Events.

Election of Board Chairperson and Appointment of Lead Independent Director

Effective July 19, 2012, the Board elected Mr. Fortunato, the President and Chief Executive Officer of the Company, to serve as Chairperson of the Board and appointed Mr. Hines to serve as Lead Independent Director.

For more information, see Item 5.02 of this current report on Form 8-K, which is incorporated herein by reference.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                                                                 Exhibits:

Exhibit Number	Description

99.1	Press Release, dated July 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2012

GNC HOLDINGS, INC.

	By:	/s/ Michael M. Nuzzo
Michael M. Nuzzo
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 20, 2012